Exhibit 10.1
GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of March 1, 2016, by HYSTER-YALE MATERIALS HANDLING, INC., a Delaware corporation having an address at 5875 Landerbrook Dr., Suite 300, Cleveland, OH 44124 (“Guarantor”), in favor of WELLS FARGO FINANCIAL LEASING, INC., an Iowa corporation (“Beneficiary”), having an address at 733 Marquette Avenue, Suite 700, Minneapolis, MN 55402.
WHEREAS, prior to the date hereof, Guarantor executed that certain Guaranty Agreement, dated as of November 21, 2013 (the “Existing Guaranty”), for the benefit of General Electric Capital Corporation, a Delaware corporation (“GECC”), to guaranty all of the obligations and duties of Hyster-Yale Group, Inc., a Delaware corporation formerly known as NACCO Materials Handling Group, Inc (“Hyster-Yale”), owing to GECC under (i) that certain Amended and Restated Joint Venture and Shareholders Agreement between Beneficiary and Hyster-Yale, dated April 15, 1998, as such has been amended from time to time (the “Shareholders Agreement”), and (ii) any loan, lease or other financial accommodation written in conjunction with the program established by the Shareholders Agreement (the “Existing Financing Agreements”);
WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of October 13, 2015, as of the date hereof GE Capital Global Holdings, LLC, as successor to GECC (“GE Capital”), has assigned to Beneficiary all of GECC’s right, title and interest in (i) the Existing Guaranty, (ii) the Shareholders Agreement and (iii) the Existing Financing Agreements (together with the Existing Guaranty and the Shareholders Agreement, the “Existing Documents”);
WHEREAS, Beneficiary and NFS desire to replace and supersede certain of the Existing Financing Agreements and enter into that certain Financing Agreement, dated as of the date hereof, with NMHG Financial Services, Inc., a Delaware corporation (“NFS”), a 20% owned subsidiary of Hyster-Yale (such agreement, including any present or future amendments or revisions thereto, being referred to as the “Financing Agreement”); and
WHEREAS, in order to induce Beneficiary to enter into the Financing Agreement with NFS, and to loan monies from time to time to NFS on and subject to the terms and conditions of the Financing Agreement, but without in any way binding Beneficiary to do so, Hyster-Yale has agreed to guaranty the obligations of NFS to Beneficiary pursuant to that certain Guaranty, dated as of the date hereof, for the benefit of Beneficiary.
NOW, THEREFORE, in consideration of the above premises and the mutual promises herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:
To induce Beneficiary to assume the obligations of GE Capital under the Shareholders Agreement and enter into the Financing Agreement, from and after the date hereof, Guarantor hereby, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment and performance when due, of all obligations and duties

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owing by Hyster-Yale to Beneficiary under the lift truck financing program operated by NFS, including, but not limited to those arising out of or in connection with: (i) the Shareholders Agreement or any other obligation of Hyster-Yale under any of the JV Documents that are listed on the attached Annex A, or (ii) any loan, lease or other financial accommodation written in conjunction with the program established by the Shareholders Agreement where Hyster-Yale is a lessee, borrower, debtor, obligor, guarantor, or party providing recourse, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, all interest (whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding) (collectively, the “Guaranteed Obligations”). This guaranty by Guarantor hereunder constitutes a guaranty of payment and not of collection. All payments made under this Guaranty shall be in immediately available funds without deduction, set-off or counterclaim.
Beneficiary is hereby authorized, without notice to or demand upon Guarantor and without discharging or otherwise affecting the obligations of Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following: (a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment of, or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any document related to a Guaranteed Obligation (each, a “Transaction Document”); (b) apply to any Guaranteed Obligation any sums by whomever paid or however realized in such order as provided in the Transaction Documents; (c) refund at any time any payment received by Beneficiary in respect of any Guaranteed Obligation; (d) (i) sell, transfer, assign, exchange, enforce, waive, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, affect, impair or otherwise alter or release any property or interest in property and proceeds thereof now owned or hereafter acquired by Hyster-Yale, Guarantor or any other obligor of the Guaranteed Obligations in or upon which a lien is granted or purported to be granted pursuant to any Transaction Document (the “Collateral”) for any Guaranteed Obligation, (ii) receive, take and/or hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with Hyster-Yale and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.
Guarantor agrees that its obligations under this Guaranty shall be irrevocable, primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances: (a) the invalidity or unenforceability of any obligation of Hyster-Yale or any other guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them; (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Hyster-Yale or any other guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any lien or encumbrance thereunder; (c) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Hyster-Yale, or any other guarantor or any procedure, agreement, order, stipulation, election, action or

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omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding; (d) any foreclosure, whether or not through judicial sale, and any other sale, transfer, lease or other disposition of Collateral or any election by Beneficiary, following the occurrence and continuance of any event of default or other event which, with the giving of notice or the passage of time would constitute an event of default under any Transaction Document (an “Event of Default”), to proceed separately against any Collateral in accordance with Beneficiary’s rights under any applicable law; or (e) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Hyster-Yale, Guarantor, and any other guarantor, in each case other than the payment in full of the Guaranteed Obligations.
Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, acceptance, demand, protest, requirements for any demand or notice hereunder or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of Hyster-Yale, Guarantor or any other guarantor.
Guarantor unconditionally and irrevocably agrees not to enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Hyster-Yale by reason of any Transaction Document or any payment made thereunder or to assert any claim, defense, setoff or counterclaim it may have against any other obligor for any of the Guaranteed Obligations or setoff any of its obligations to such other obligor against obligations of such obligor to Guarantor unless and until all of the Guaranteed Obligations are indefeasibly paid in full in cash. No obligation of Guarantor hereunder shall be discharged other than by complete performance.
Guarantor hereby represents and warrants to Beneficiary that as of the date hereof and on each date on which credit or any other financial accommodation is extended pursuant to the Transaction Documents:

(a)
Guarantor is duly organized and validly existing under the laws of its state of incorporation or formation, as applicable, and has full corporate (or similar) power to enter into this Guaranty and to perform its obligations hereunder.

(b)	The execution, delivery and performance of this Guaranty has been duly authorized by Guarantor by all necessary corporate (or similar) action.

(c)	This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

(d)
Neither the execution of this Guaranty nor the performance of the obligations created hereunder will conflict with or result in a breach of any other agreement or instrument to which Guarantor is a party or by which it is bound or be in violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which it may be subject. Guarantor is not in material default with respect to any indenture, loan agreement,

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mortgage, lease, deed or other similar agreement to which it is a party or by which it is bound.

(e)
There are no suits or proceedings pending or, to the knowledge of Guarantor, threatened, in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting Guarantor which will have a material adverse effect on its financial condition or operations or that would materially impair Guarantor’s ability to perform its obligations hereunder.

(f)
The consummation of the transactions between Hyster-Yale and Beneficiary contemplated by the Transaction Documents is of value to Guarantor and is reasonably expected to benefit Guarantor directly or indirectly, and is in furtherance of Guarantor’s business interests.

Guarantor agrees that, if any payment made by any obligor or other individual or entity and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Guaranty (including the guaranty of Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision, and any lien or encumbrance or other Collateral securing such Guarantor’s liability hereunder that may have been released or terminated by virtue of such termination, cancellation or surrender, shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Guarantor in respect of any lien or encumbrance or other Collateral securing such obligation or the amount of such payment.
The obligations of Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, Beneficiary may, at its sole election, proceed directly and at once, without notice, against any guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against Guarantor or any other obligor and without first joining Guarantor or any other obligor in any proceeding. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Hyster-Yale and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and Guarantor hereby agrees that Beneficiary shall not have any duty to advise Guarantor of information known to it regarding such condition or any such circumstances.
Beneficiary shall not by any act (except by a written instrument pursuant to the immediately succeeding paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Beneficiary would otherwise have on any future occasion. The rights and remedies of Beneficiary hereunder are cumulative and nonexclusive of any other rights and remedies that Beneficiary may have under any other agreement or at law or in

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equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.
No variation or modification of this Guaranty or any waiver of any of its provisions shall be valid unless in writing and signed by an authorized representative of Beneficiary. In the event this Guaranty is preceded or followed by any other agreement of suretyship or guaranty by Guarantor or others, all shall be deemed to be cumulative, and the obligations of Guarantor under this Guaranty shall be in addition to those stated in any other suretyship or guaranty agreement in favor of Beneficiary. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Beneficiary and its successors and assigns; provided, however, that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.
All notices to be given in connection with this Guaranty shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Guaranty (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered, certified mail.
This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Guaranty or any part of such provision in any other jurisdiction.
The laws of the State of New York (without giving effect to the conflicts of laws principles thereof) shall govern all matters arising out of, in connection with or relating to this Guaranty, including, without limitation, its validity, interpretation, construction, performance and enforcement.
GUARANTOR CONSENTS TO AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS GUARANTY, ANY TRANSACTION RELATING HERETO, ANY OTHER FINANCING RELATED THERETO, AND ANY INVESTIGATION, LITIGATION, OR PROCEEDING IN CONNECTION WITH, RELATED TO OR ARISING OUT OF ANY SUCH MATTERS, PROVIDED, THAT GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTION. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT,

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AND HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR INCONVENIENT FORUM.
THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE TRANSACTION DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
GUARANTOR DOES HEREBY FURTHER AGREE TO PAY UPON DEMAND ALL COSTS, ATTORNEYS’ FEES AND REASONABLE AND DOCUMENTED EXPENSES WHICH MAY BE SUFFERED BY BENEFICIARY BY REASON OF HYSTER-YALE’S EVENT OF DEFAULT (AS DEFINED IN ANY TRANSACTION DOCUMENT) UNDER ANY TRANSACTION DOCUMENT OR ANY DEFAULT OF GUARANTOR UNDER THIS GUARANTY. GUARANTOR HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS BENEFICIARY AND ITS AFFILIATES AND THEIR RESPECTIVE PRINCIPALS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND THIRD-PARTY ADVISORS (EACH, AN “INDEMNIFIED PARTY”) (ON AN AFTER-TAX BASIS) FROM AND AGAINST ANY AND ALL LOSSES, DISPUTES, PENALTIES, CLAIMS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE AND DOCUMENTED LEGAL EXPENSES), DAMAGES, AND LIABILITIES (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES) OF WHATSOEVER KIND ANT) NATURE ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THIS GUARANTY AND THE TRANSACTION DOCUMENTS (“CLAIMS”), REGARDLESS OF WHETHER SUCH INDEMNIFIED PARTY IS A PARTY THERETO; PROVIDED, HOWEVER, THAT NO INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNITY HEREUNDER IN RESPECT OF ANY CLAIM TO THE EXTENT THAT THE SAME IS FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. ALL REPRESENTATIONS AND WARRANTIES MADE IN THIS GUARANTY SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS GUARANTY, AND GUARANTOR’S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS GUARANTY.
THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY.
This Guaranty is given in replacement and substitution for the Existing Guaranty. Guarantor hereby acknowledges and agrees that each of the Existing Documents that are not superseded by corresponding documents executed and delivered in connection with this Guaranty to which it is a

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party remains in full force and effect. Guarantor hereby ratifies and reaffirms all of its obligations to Beneficiary, including obligations to indemnify, contingent or otherwise, under each of such Existing Documents to which it is a party. The execution, delivery and effectiveness of this Guaranty shall not operate as a waiver of any right, power or remedy of Lender under any Existing Financing Agreement or any other Existing Document, nor constitute a waiver of any provision of any Existing Financing Agreement or any other Existing Document, except as specifically set forth therein or in a corresponding Transaction Document.
[Signatures Immediately Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.
HYSTER-YALE MATERIALS HANDLING, INC., as Guarantor

By:	/s/ Charles A. Bittenbender
Name:	Charles A. Bittenbender
Title:	Senior Vice President, General Counsel
and Secretary

Address for notices:

5875 Landerbrook Dr.
Suite 300
Cleveland, OH 44124
Attention:

ACCEPTED AND AGREED
as of the date first above written:
WELLS FARGO FINANCIAL LEASING, INC.

By:	/s/ Bradley L. Cronin
Name:	Bradley L. Cronin
Title:	Senior Vice President

Address for notices:
733 Marquette Avenue,
Suite 700
Minneapolis, MN 55402
Attention: Scott A. Collier, Controller

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ANNEX A
TO GUARANTY AGREEMENT
LIST OF JV DOCUMENTS

1.	The Shareholders Agreement.

2.
Second Amended and Restated Administrative Services Agreement, dated November 21, 2013, by and among Beneficiary (as successor to General Electric Capital Corporation), Hyster-Yale and NFS (as amended, restated, supplemented or otherwise modified from time to time).

3.	Second Amended and Restated Corporate Name Agreement, dated November 21, 2013, by and between Hyster-Yale and NFS (as amended, restated, supplemented or otherwise modified from time to time).

4.
First Amended and Restated Recourse and Indemnity Agreement, dated November 21, 2013, by and among Beneficiary (as successor to General Electric Capital Corporation), NFS and Hyster-Yale (as amended, restated, supplemented or otherwise modified from time to time).

5.
Fourth Amended and Restated Remarketing Services Agreement, dated November 21, 2013, by and between Beneficiary (as successor to General Electric Capital Corporation), Hyster-Yale and NFS (as amended, restated, supplemented or otherwise modified from time to time).

6.
Tax Settlement Agreement Acknowledgement, dated on or about the date hereof, by and among Wells Fargo & Company, a Delaware corporation (“WFC”), Wells Fargo Bank, National Association (“WFBNA”), and NFS, with respect to that certain Tax Settlement Agreement, dated as of October 15, 2014, by and between WFC, and WFBNA (as amended, restated, supplemented or otherwise modified from time to time).

7.	The Financing Agreement.

8.	Guaranty, dated as of the date hereof, by Hyster-Yale (as amended, restated, supplemented or otherwise modified from time to time).

9.	Second Amended and Restated By-Laws of NFS (as amended, restated, supplemented or otherwise modified from time to time).

10.
International Operating Agreement, dated as of April 15, 1998, by and between Beneficiary (as successor to General Electric Capital Corporation) and Hyster-Yale (as amended, restated, supplemented or otherwise modified from time to time) solely to the extent related to the business is conducted in Canada.

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